UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2010

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departures

On August 20, 2010, Simon F. Cooper, a non-employee director of First Horizon National Corporation, notified the Company’s Nominating & Corporate Governance Committee Chairman and the Company’s Chief Executive Officer that he would be tendering his resignation as a director of the Company because he was moving to Hong Kong at year-end as a result of his appointment as President and Managing Director of Marriott International, Asia Pacific. Mr. Cooper’s decision was not due to any disagreement with the Company on any matter. Mr. Cooper’s tender of resignation is not yet effective. The Company’s Board of Directors will consider the tender and an effective date at its next regularly scheduled meeting on October 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: August 23, 2010	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel and Corporate Secretary